Exhibit 16.1

October 11, 2002

Securities and Exchange Commission
Washington, D.C. 20549

RE: Specialty Trust Inc.

File #: 33-44860

Ladies and Gentlemen:

We have read Item 4 of Form 8-K of Specialty Trust, Inc., dated October 14, 2002, and agree with the statements concerning our Firm contained therein.

Very truly yours,

GRANT THORNTON LLP

Reno, Nevada
October 11, 2002